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                                                                 Exhibit (p)1.56

                         SANDS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

                                       and

                             INSIDER TRADING POLICY

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                                I. CODE OF ETHICS

         This Code of Ethics was adopted by Sands Capital Management, Inc. (the "Company") pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Rule 17j-1 thereunder. Those provisions of the U.S. securities laws were enacted to prevent persons who are actively engaged in management or portfolio selection for registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Under this Code employees (including contract employees) and other persons associated with the Company are subject to pre-clearance and reporting requirements based on their responsibilities and access to certain information.

1.       DEFINITIONS

         (a) "Access Person" means any director, officer or employee of the Company who, in connection with his or her regular functions or duties, participates in the selection of a Fund's portfolio securities, or who has access to information regarding a Fund's current purchases or sales of a securities; and any natural person in a "control" relationship to the Company who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of securities by the Fund.

         (b) "Beneficial Ownership" is interpreted in a manner consistent with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership applies to all securities which a person subject to this Code has or acquires. (See Appendix A for more information about Beneficial Ownership.)

         (c) "Compliance Officer" means the individual (or his or her designee) designated by the Board of Directors of the Company as having the authority and responsibilities set forth in this Code; provided, however, that if that individual proposes to engage in any conduct or transaction requiring approval or other action by the Compliance Officer, the approval shall be granted or other action shall be taken by such other individual as the Board of Directors shall designate.

         (d) "Control" has the meaning set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder control over the company. The facts and circumstances of a given situation may counter this presumption.

         (e) "Covered Security" includes notes, bonds, stocks (including shares of closed-end funds), convertible securities, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. "Covered Security" does not include securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances,

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bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

         (f) "Fund" means any investment company registered under the Investment Company Act, or separate investment portfolio of such company, for which the Company serves as investment adviser or sub-adviser.

         (g) "Initial Public Offering" means an offering of securities for which a registration statement has not been previously filed with the U.S. Securities and Exchange Commission and for which there is no active public market in the shares.

         (h) "Investment Personnel" means any employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund.

         (i) "Portfolio Manager" means any director, officer or employee who has direct responsibility and authority to make investment decisions affecting a Fund.

         (j) "Security Held or to be Acquired" by a Fund means (i) any Covered Security which, within the most recent 15 days, (A) is or has been held by the Fund, or (B) is being or has been considered by the Fund or the Company for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause
(i).

2.       EXEMPT TRANSACTIONS

         The prohibitions of Section 3 of this Code do not apply to:

         (1) purchases or sales effected in any account over which a director, officer or employee ("covered person") has no direct or indirect influence or control;

         (2) purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the covered person or any Fund, such as purchases or sales upon exercise of puts or calls written by the covered person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganization or distribution;

         (3) purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan;

         (4) purchases effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; and

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         (5)      acquisitions of Covered Securities through gifts or bequests.

3.       PROHIBITED TRANSACTIONS AND CONDUCT

         (a) Fraudulent Purchase or Sale. Access Persons may not, directly or indirectly, in connection with the purchase or sale of a Security Held or to be Acquired by any Fund:

         (i)      employ any device, scheme or artifice to defraud the Fund;

         (ii) make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

         (iv)     engage in any manipulative practice with respect to the Fund.

         (b) Blackout Periods. Access Persons may not purchase or sell, directly or indirectly, any Covered Security:

         (i) on or within 10 calendar days after any day during which an initial investment action decision has been made, without qualification, to add a Covered Security to or eliminate a Covered Security from clients' Large Capitalization Growth Portfolios; or purchase any Covered Security on the "New Opportunities List" without pre-clearance from the CIO; or

         (ii) on any day during which a client account has a pending "buy" or "sell" order in the Covered Security until the order is executed or withdrawn; or

         (iii) within 7 calendar days before and after a client account trades in the Covered Security.

The prohibitions in (ii) and (iii) above DO NOT APPLY when the Covered Security involved is a equity security that has had an average trading volume of over 300,000 shares during the last 50 trading days, as reported by a reputable reporting service (i.e., Bloomberg), and the total amount of an Access Person's trade in the Covered Security does not exceed 5% of the preceding day's trading volume in the Covered Security.

         (c) Initial Public Offerings. Investment Personnel may not acquire Covered Securities as part of an Initial Public Offering without first obtaining written approval of the Compliance Officer.

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         (d) Private Placements. Investment Personnel may not acquire Covered
Securities in a private placement transaction without obtaining the prior written approval of the Compliance Officer.

         (e) Short-Term Trading Profits. Investment Personnel may not profit from the purchase and sale, or sale and purchase, of a Covered Security within 30 days of acquiring or disposing of Beneficial Ownership of that security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indices of U.S. government securities.

         (f) Gifts. Access Persons may not accept any gift of more than de minimis value (currently $100 per year) from any person or entity that does business with or on behalf of any Fund.

         (g) Service as a Director. Investment Personnel may not serve on the board of directors of any publicly traded company without prior written authorization by the Compliance Officer.

4.       REPORTING AND CERTIFICATION

         (a) Duplicate Brokerage Statements. All Access Persons are required to instruct their broker-dealers to provide duplicate confirmations of all personal transactions in Covered Securities effected for any account in which such they have any direct or indirect Beneficial Ownership and periodic statements relating to any such account.

         (b) Initial Holdings Reports. All Access Persons are required to disclose to the designated Compliance Officer in writing, within 10 days after becoming an Access Person, the following information:

                  (i) the title, number of shares and principal amount of each Covered Security in which he or she has any direct or indirect Beneficial Ownership upon becoming an Access Person;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

                  (iii) the date that the report is submitted by the Access Person.

         (c) Quarterly Personal Transaction Reports. No later than 10 days after the end of a calendar quarter, every Access Persons must report the following information to the Compliance Officer:

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                  (i)      With respect to any transaction during the quarter in
                           a Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership:

                           (A) the trade date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (C) the price of the Covered Security at which the transaction was effected;

                           (E) the name of the broker, dealer or bank through which the transaction was effected; and

                           (F) the date that the report is submitted by the person.

                  (ii) If no transaction occurs within the calendar quarter, the Access Person shall file a "no action" report.

                  (iii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (A) the name of the broker, dealer or bank with whom the account is established;

                           (B)      the date the account was established; and

                           (C) the date the report is submitted by the Access Person.

         (d) Annual Holdings Reports. All personnel are required to disclose to the designated Compliance Officer in writing annually the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

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                  (iii)    the date that the report is submitted by the Access
                           Person.

         (e) Exceptions. A person need not make a report under this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control. A person need not make a quarterly transaction report under paragraph (c) if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to such person in the time period required by paragraph (c), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Company. Any report hereunder may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

         (f) Annual Certifications. All Access Persons are required to certify in writing to the Compliance Officer annually that they have read and understand this Code and recognize that they are subject to it. Further, Access Persons are required to certify in writing to the Compliance Officer annually that they will comply with the requirements of this Code and will disclose or report all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

5.       SANCTIONS

         Persons who violate this Code may be subject to serious penalties which may include a written warning, reversal of securities transactions, restriction on trading privileges, disgorgement of trading profits, fines, suspension or termination of employment, and/or referral to regulatory or law enforcement agencies.

6.       REPORTING

         The Company shall furnish to the board of directors/trustees of each Fund no less frequently than annually a written report that (i) describes any issues arising under this Code or related procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and the sanctions imposed; and (ii) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

7.       RECORDS

         The Company will maintain records, in the manner and to the extent set forth below (which records may be maintained on microfilm under the conditions described in Investment Company Act Rule 31a-2(f)(1)) and such records shall be available for appropriate examination by representatives of the U.S. Securities and Exchange Commission:

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         A.       A copy of this Code and any other manual or code, which is, or at any time within the past 5 years has been, in effect shall be preserved in an easily accessible place.

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than 5 years following the end of the fiscal year in which the violation occurs.

         C. A copy of each report made pursuant to this Code by any Access Person shall be preserved for a period of not less than 5 years from the end of the fiscal year in which it was made, the most recent 2 years in an easily accessible place.

         D. A list of all persons who are, or within the past 5 years have been, required to make reports pursuant to this Code, and of the person(s) who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

         E. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Covered Securities acquired in an Initial Public Offering or Private Placement, for at least 5 years after the end of the fiscal year in which the approval is granted.

                           II. INSIDER TRADING POLICY

         The Insider Trading and Securities Fraud Enforcement Act of 1988 requires the Company to take steps to detect, deter and punish the misuse of "inside information" by its officers, directors and employees. Failure to take such steps may subject the Company and its management to civil and criminal penalties. The Company's Insider Trading Policy is designed to meet the foregoing requirements. This Policy is applicable to every officer, director and employee of the Company, and extends to activities within and outside their duties at the Company. Every officer, director and employee is required to read this Policy carefully, to sign and return the accompanying acknowledgement, and to retain a copy of the Policy in a readily accessible place for reference.

         Any questions regarding this Policy should be directed to the Company's Compliance Officer.

1. POLICY ON INSIDER TRADING.

         The Company expressly forbids any officer, director or employee from either trading, whether personally or on behalf of the Company's account or other accounts managed by the Company, on material nonpublic information, or communicating material nonpublic information to others in violation of federal law. This conduct is frequently referred to as "insider trading".

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") and to communications of material nonpublic information to others. While

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the law concerning insider trading is not static, it is generally understood that the law prohibits: (1) trading by an insider while in possession of material nonpublic information; (2) trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and (3) communicating material nonpublic information to others.

         The elements of insider trading and the penalties for this unlawful conduct are discussed below. In general, no decision or recommendation to purchase or sell securities for the accounts of the Company, its clients or anyone else may be based, in whole or in part, on material nonpublic information. If after reviewing this Policy Statement you have any questions, you should consult the Compliance Officer.

         A.       Who is an "Insider"?

         The concept of "insider" is broad. It includes officers, directors and employees of the Company. A person can also be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of the Company's affairs and, as a result, is given access to information solely for such purposes. The Company (and its employees) can become a temporary insider of another company for which it performs investment management or other services. Temporary insiders of the Company may include, among others, the Company's attorneys, accountants, consultants, bankers and their employees.

         B.       B.       WHAT IS "MATERIAL" INFORMATION?

         Trading on inside information does not involve liability unless the information is material. "Material" information, as it relates to securities transactions, is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Events that are generally considered material include changes in dividend rates or earnings, stock splits, calls for redemption, mergers and acquisitions, new contracts, products or discoveries, changes in debt ratings, tender offers or public offerings of securities, significant litigation or government investigations, and significant management changes.

         Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear and whether those reports would be favorable or not.

         One type of material nonpublic information to which officers, directors and employees of the Company sometimes have access is advance knowledge of client securities transactions that may affect the market price of the securities being traded.

         C.       C.       WHAT IS "NONPUBLIC" INFORMATION?

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         Information is "nonpublic" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in The Wall Street Journal or other publications or general circulation, would be considered public.

         D.       D.       WHAT ARE THE PENALTIES FOR INSIDER TRADING?

         Penalties for trading on or communicating material nonpublic information are severe, both for the individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties listed below even if he or she does not benefit personally from the violation. Penalties include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines of up to three times the profit gained or loss avoided (whether or not the violator actually benefited), fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided, and temporary or permanent loss of investment adviser registration.

         In addition to the foregoing civil and criminal penalties, any violation of this Policy can be expected to result in serious sanctions by the Company, including dismissal of the person(s) involved.

LXIV.2.       PROCEDURES TO IMPLEMENT THE COMPANY'S POLICY

         The following procedures have been established to aid officers, directors and employees of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

         A.       A.       IDENTIFYING INSIDE INFORMATION.

         Before trading for yourself or others, including accounts managed by the Company, in the securities of a company about which you may have potential material nonpublic information, ask yourself the following questions:

         (1) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

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         (2)      Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation?

         If, after consideration of the above factors, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

         (1)      Report the matter immediately to the Compliance Officer.

         (2) Refrain from purchasing or selling the securities on behalf of yourself or others, including accounts managed by the Company.

         (3) Refrain from communicating the information inside or outside the Company.

         After the matter has been reviewed by the Compliance Officer you will be instructed to continue the prohibitions against trading and communications, or you will be permitted to trade and communicate the information.

         B.       B.       PERSONAL SECURITIES TRADING REPORTS.

         All officers, directors and employees of the Company are required pursuant to the Company's Code of Ethics to submit to the Compliance Officer, or his designated agent, a Personal Securities Transaction Report within 10 days after the end of each calendar quarter.

         C.       C.       OPTIONS AND SHORT SALES PROHIBITED.

         The Company expressly forbids the purchase, sale or writing of options. Officers, directors and employees of the Company may never sell securities "short".

         D.       D.       RESTRICT ACCESS TO MATERIAL NONPUBLIC INFORMATION.

         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Company, except as otherwise provided in this Policy Statement. In addition, care should be taken so that such information is secure. A number of specific steps should be considered, including:

         (1) Confidential material within individual offices or secretarial areas should be kept in cabinets or drawers or otherwise covered. Such files may not be removed from the Company's offices without prior approval of the Compliance Officer.

         (2) Telephone conversations (whether or not a speakerphone is used) or meetings in which confidential information is discussed should be conducted in private whenever possible.

         (3) Confidential information should be communicated to others within the Company only if they need the information to perform their duties.

         (4) Visitors should not be permitted to wander through the Company's offices and should be escorted to and from the reception area.

         (5) Secretaries and receptionists should generally avoid responding to inquiries from outsiders.

         (6) In appropriate cases, code names should be used in confidential documents being prepared or used within the office so that parties cannot be identified. Duplication and circulation of documents containing material nonpublic information should be held to a minimum.

         (7) In some situations it may be appropriate to transmit documents within or outside the Company in specially marked envelopes, not using letterhead but designating the contents as "Confidential" or "To be opened by addressee only". On the other hand, merely identifying the contents as confidential may sometimes constitute an inappropriate disclosure. Here, as elsewhere, discretion and judgment should be used.

         E.       E.       REPORT INSIDER TRADING BY OTHERS.

         The Company's executive officers and supervisory personnel are subject to liability for failure to prevent insider trading and are required to take appropriate steps to prevent such violations. Any employee of the Company who becomes aware of facts indicating past, ongoing or anticipated insider trading by others should immediately report the matter to the Compliance Officer. Employees should not approach or confront an individual believed to be involved in insider trading.

         F.       F.       RESOLVE ISSUES CONCERNING INSIDER TRADING.

         If, after consideration of the explanation set forth in this Policy Statement, doubt remains as to whether information is material or nonpublic, or if there are any unresolved questions as to the applicability or interpretation of the foregoing procedures, or as the propriety of any action, the matter must be discussed with the Compliance Officer before trading or communicating the information to anyone.

LXV.3.           OVERSIGHT BY COMPLIANCE OFFICER

         The role of the Company's Compliance Officer in overseeing the implementation of this Policy Statement is critical. The duties and responsibilities of the Compliance Officer related to this Policy Statement include the following.
         A.

         B.        A.      PREVENTION OF INSIDER TRADING. TO PREVENT INSIDER
TRADING THE COMPLIANCE OFFICER SHALL:

         (1) Resolve issues of whether information is received by an officer, director or employee of the Company is material and nonpublic;

         (2) Promptly review, and either approve or disapprove in writing, each request of an officer, director or employee of the Company for clearance to trade in specified securities;

         (3) Provide on a regular basis an educational program to familiarize officers, directors and employees with the Company's policy and procedures regarding insider trading;

         (4) Review on a regular basis and update as necessary the Company's policy and procedures regarding insider trading; and

         (5) When it has been determined that an officer, director or employee of the Company has material nonpublic information,
                  (i) implement measures to prevent dissemination of such information, and (ii) if necessary, restrict officers, directors and employees from trading the securities.

         C.       B.       DETECTION OF INSIDER TRADING. TO DETECT INSIDER
TRADING THE COMPLIANCE OFFICER SHALL:

         (1) Review the personal securities trading reports filed by each officer, director and employee of the Company;

         (2) Review the trading activity of the accounts managed by the Company;

         (3)      Review the trading activity of the Company's own accounts; and

         (4) Coordinate the review of such reports and trading activity with other appropriate officers, directors or employees of the Company.

         D.       C.       REPORTS TO MANAGEMENT.

         Promptly upon learning of a potential violation of this Policy Statement, the Compliance Officer shall prepare a written report to management, providing the full details and the Compliance Officer's recommendations. The Compliance Officer shall also report the full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation.

         On an annual basis the Compliance Officer shall report to management concerning the Company's current policy and procedures regarding insider trading, including the Company's continuing educational program, and any recommendations for improvement.

September 18, 2002

                                                                      Appendix A

                              BENEFICIAL OWNERSHIP

         As used in the Code of Ethics, Beneficial Ownership is interpreted in the same manner as it would be in determining whether a person is subject to
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), except that the determination of such ownership applies to all securities.

         For the purposes of the Exchange Act, Beneficial Ownership includes:

         a. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

         b. the power to vest or revest such ownership in oneself at once, or at some future time.

Using the above definition as a broad guideline, the ultimate determination of Beneficial Ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise discretion to invest in, sell or exercise voting rights of the security, and the ability of the individual to benefit from the proceeds of the security.

1.       Securities Held by Family Members

         As a general rule, a person is regarded as having Beneficial Ownership of a security held in the name of his or her spouse and their minor children. In the absence of special circumstances, these family relationships ordinarily confer benefits substantially equivalent to ownership.

         In addition, absent countervailing facts, it is expected that a security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

2.       Securities Held by a Company

         Generally, ownership of a security of a company does not constitute Beneficial Ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities in a holding company will be deemed to have Beneficial Ownership in the holdings of the holding company where:

         (a) the company is merely a medium through which one or several persons in a small group invest or trade in securities; and

         (b)      the company has no other substantial business.

         In such cases, the persons who are in a position of control of the holding company are deemed to have beneficial interest in the securities of the holding company.

3.       Securities Held in Trust

         Beneficial Ownership of securities in a private trust includes:

         (a) the ownership of securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

         (b)      the ownership of a vested beneficial interest in a trust; and

         (c) the ownership of securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

         As used in this section, the "immediate family" of a trustee means:

         (a)      a son or daughter of the trustee or a descendent of either;

         (b)      a stepson or stepdaughter of the trustee;

         (c)      the father or mother of the trustee, or an ancestor of either;

         (d)      a stepfather or stepmother of the trustee; and

         (e)      a spouse of the trustee.

         For the purposes of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

4.       Miscellaneous Issues

         Beneficial Ownership does not include, however, a person's interest in portfolio securities held by:

         (a) any holding company registered under the Public Utility Holding Company Act;

         (b)      any investment company registered under the Investment Company
                  Act;

         (c) a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

         (d)      a business trust with over 25 beneficiaries.

         Participation in a pension or retirement plan will result in Beneficial Ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

[Date]

[Firm Name]
[Address]

Re:      Employee Name
         Social Security Number

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of Sands Capital Management, Inc., a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

                                     Sands Capital Management, Inc.
                                     1100 Wilson Boulevard
                                     Suite 3050
                                     Arlington, Va. 22209

                                     Attn:  Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics and Insider Trading Policy.

Thank you for your cooperation.

Sincerely,

[Name]
[Title]

[Date]

[Your Broker]
[Address]

Re:      Your Name
         Your Social Security number or account number

Dear Sir or Madam:

Please be advised that I am an employee of Sands Capital Management, Inc., a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

                                   Sands Capital Management, Inc.
                                   1100 Wilson Boulevard
                                   Suite 3050
                                   Arlington, Va. 22209

                                   Attn: Compliance Department

This request is made pursuant to Sands Capital Management's Code of Ethics and Insider Trading Policy.

Thank you for your cooperation.

Sincerely,

[Your Name]

                            PRECLEARANCE REQUEST FORM

Name:                                                Date:

Ext #:                                               Title/Position:

TRANSACTION DETAIL: I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
TRADE:

Buy: [ ]    Sell: [ ]          Security Name:            Security type:

No. of Shares:                 Price:                    If sale, date acquired:

Held in a Fund portfolio:  Yes [ ] No [ ] If yes, provide:

(a) the Fund's name:

(b) the date Fund portfolio bought or sold the security:

Initial Public Offering:            Private Placement:

[ ] Yes  [ ] No                     [ ] Yes  [ ] No

DISCLOSURE STATEMENT

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which Sands Capital Management, Inc. acts as an investment adviser; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and (3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene Sands Capital Management's Code of Ethics and Insider Trading Policy, the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.

Signature:                                              Date:

COMPLIANCE OFFICER'S USE ONLY

Approved:  [ ]             Disapproved:  [ ]      Date:

By:                                               Comments:

Transaction Report Received: Yes [ ]  No [ ]

NOTE: This preclearance will lapse at the end of the day on           , 20     .
If you decide not to effect the trade, please notify the Compliance Officer immediately.

                         SANDS CAPITAL MANAGEMENT, INC.

                             INITIAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________

Date Person Became Subject to Code's Reporting Requirements: ___________________

Information in Report Dated as of: _____________________________________________

Date Report Due: _______________________________________________________________

Date Report Submitted: _________________________________________________________

Securities Holdings

   Name of Issuer and                                         Principal Amount, Maturity Date and
   Title of Security      No. of Shares (if applicable)          Interest Rate (if applicable)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. [ ]

Securities Accounts

  Name of Broker, Dealer or Bank               Name(s) on and Type of Account
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ______________________________           Date: ______________________

Received by: ____________________________

                         SANDS CAPITAL MANAGEMENT, INC.

                          QUARTERLY TRANSACTIONS REPORT
   Transaction Record of Securities Directly or Indirectly Beneficially Owned
                      For the Quarter Ended _______________

Name:    _________________________________

Submission Date:_________________________

Securities Transactions

                                                                Principal Amount,                                  Name of Broker,
                                                                Maturity Date and                                  Dealer or Bank
                      Name of Issuer and    No. of Shares (if   Interest Rate (if                                     Effecting
Date of Transaction   Title of Security        applicable)         applicable)      Type of Transaction    Price     Transaction
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here. [ ]

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank        Date Account was Established         Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

                         SANDS CAPITAL MANAGEMENT, INC.
                        ANNUAL SECURITIES HOLDINGS REPORT
                            As of December 31, _____

Name of Reporting Person:  _________________________________

Securities Holdings

                                                                              Principal Amount, Maturity Date and
Name of Issuer and Title of Security       No. of Shares (if applicable)          Interest Rate (if applicable)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

If you had no securities holdings to report this year, please check here. [ ]

Securities Accounts

Name of Broker, Dealer or Bank        Date Account was Established         Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

If you had no securities accounts to report this year, please check here. [ ]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

_________________________________              _________________________________
Signature                                      Received by

_________________________________
Date

Note: DO NOT report holdings of U.S. government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

                         SANDS CAPITAL MANAGEMENT, INC.

                    CODE OF ETHICS AND INSIDER TRADING POLICY

TO:                           Compliance Department

FROM (Please Print):

DATE:

SUBJECT:                   Annual Compliance Certification

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject to it.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.

Signature:   _________________________________

Date:        _________________________________

Received by: _________________________________
             Compliance Officer

Date:        _________________________________